Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports First Quarter Fiscal Year 2026 Results

Reports 21% Increase in ARR to $21.3 Million, Strong Growth in Net Income, Adjusted EBITDA and Operating Cash Flow

HENDERSON, Nev., November 13, 2025 — Research Solutions, Inc. (NASDAQ: RSSS), the leading AI-powered research workflow platform, reported financial results for its fiscal first quarter ended September 30, 2025.

Fiscal First Quarter 2026 Summary (compared to prior-year quarter)

•	Annual Recurring Revenue (“ARR”) up 21% to $21.3 million, which includes approximately $14.8 million of B2B recurring revenue and $6.5 million of B2C recurring revenue. Net B2B ARR growth of $561,000 was up over 300% from last year and represents the best organic Q1 performance in Company history.
•	Platform revenue up 18% to $5.1 million. Platform revenue accounted for 42% of total revenue as compared to 36% in the prior-year quarter.
•	Total revenue of $12.3 million, a 2% increase.
•	Gross profit up 8% to $6.2 million. Total gross margin improved 270 basis points to 50.6%.
•	Net income of $749,000, or $0.02 per diluted share, compared to $669,000 or $0.02 per diluted share.
•	Adjusted EBITDA increased 16% to $1.5 million. On a trailing twelve-months ("TTM") basis, the Company has now generated Adjusted EBITDA of $5.5 million, which represents an 11.1% margin.
•	Cash flow from operations increased 31% to $1.1 million, compared to $843,000. On a TTM basis, the Company has now generated $7.3 million of cash flow from operations.

“Our first quarter results show the continued progress of our transformation toward award winning SaaS and AI solutions. We posted the strongest organic Q1 growth on record within our B2B business, aided by winning multiple six-figure deals, including our largest ever Scite AI deal, which are being driven in part by the new capabilities offered within our Article Galaxy and Scite platforms, including API access, an AI rights add-on and the launch of Scite rankings. With these deals our Average Sales Price (“ASP”) is now near all-time high levels,” said Roy W. Olivier, President and CEO of Research Solutions. “We also continue to make incremental progress towards our ‘Rule of 40’ target, thanks to a 21% year-over-year increase in total ARR and our second-best EBITDA quarter in Company history. Lastly, the business continues to generate strong cash flow, placing us in a very strong position to reinvest into our sales and marketing efforts to further drive better execution and deliver for our shareholders.”

Fiscal First Quarter 2026 Results

Total revenue was $12.3 million, compared to $12.0 million in the year-ago quarter, driven by increased platform revenue versus the prior-year period.

Platform subscription revenue for the quarter was $5.1 million, an 18% year-over-year increase from the prior-year period. The increase was due to organic growth in the core B2C and B2B platforms, with the latter increasing due to a mix of new logo generation as well as upsells and cross sells into existing customers. The quarter ended with annual recurring revenue of $21.3 million, up 21% year-over-year (see the Company’s definition of annual recurring revenue below).

Transaction revenue was $7.2 million, compared to $7.7 million in the first quarter of fiscal 2025. The decrease was due to lower per article fees on paid orders. The transaction active customer count for the quarter was 1,326, compared to 1,390 customers in the prior-year quarter (see the Company's definition of active customer accounts and transactions below).

Total gross margin improved 270 basis points from the prior-year quarter to 50.6%. The increase was primarily driven by the continued revenue mix shift to the higher-margin Platforms business, including the expansion of the gross margin for that business.

Total operating expenses were $5.3 million, compared to $5.1 million in the first quarter of 2025. The increase was primarily related to higher sales and marketing expenses offset by reduced general and administrative and stock-based compensation expenses.

Net income in the first quarter was $749,000, or $0.02 per diluted share, compared to $669,000, or $0.02 per diluted share, in the prior-year quarter. Adjusted EBITDA was $1.5 million, compared to $1.3 million in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question-and-answer period.

Date: Thursday, November 13, 2025

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-203-518-9708

Conference ID: RESEARCH

The conference call will be broadcast live and available for replay until December 13, 2025 by dialing 1-412-317-6671 and using the replay ID 11160315, and via the investor relations section of the Company's website at http://researchsolutions.investorroom.com/.

Fiscal First Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended September 30,
	2025	2024	Change	% Change
Revenue:
Platforms	$5,120,840	$4,329,645	$791,195	18.3%
Transactions	7,191,345	7,714,837	(523,492)	-6.8%
Total Revenue	12,312,185	12,044,482	267,703	2.2%
Gross Profit:
Platforms	4,510,465	3,782,478	727,987	19.2%
Transactions	1,714,833	1,983,398	(268,565)	-13.5%
Total Gross Profit	6,225,298	5,765,876	459,422	8.0%
Gross profit as a % of revenue:
Platforms	88.1%	87.4%	0.7%
Transactions	23.8%	25.7%	-1.9%
Total Gross Profit	50.6%	47.9%	2.7%
Operating Expenses:
Sales and marketing	1,666,825	1,190,407	476,418	40.0%
Technology and product development	1,410,151	1,372,758	37,393	2.7%
General and administrative	1,675,359	1,930,176	(254,817)	-13.2%
Depreciation and amortization	316,066	312,095	3,971	1.3%
Stock-based compensation	212,482	417,989	(205,507)	-49.2%
Foreign currency translation loss (gain)	(17,256)	(104,240)	86,984	-83.4%
Total Operating Expenses	5,263,627	5,119,185	144,442	2.8%
Income (loss) from operations	961,671	646,691	314,980	48.7%
Other Income (Expenses):
Other income (expenses)	(191,053)	68,525	(259,578)	NM
Provision for income taxes	(21,231)	(46,212)	24,981	-54.1%
Total Other Income (Expenses):	(212,284)	22,313	(234,597)	NM
Net income	$749,387	$669,004	$80,383	12.0%
Adjusted EBITDA	$1,472,963	$1,272,535	$200,428	15.8%

	Quarter Ended September 30,
	2025	2024	Change	% Change
Platforms:
B2B ARR (Annual recurring revenue*):
Beginning of Period	$14,197,598	$12,060,201	$2,137,397	17.7%
Incremental ARR	560,874	127,633	433,241	339.4%
End of Period	$14,758,472	$12,187,834	$2,570,637	21.1%
Deployments:
Beginning of Period	1,171	1,021	150	14.7%
Incremental Deployments	14	8	6	75.0%
End of Period	1,185	1,029	156	15.2%
ASP (Average sales price):
Beginning of Period	$12,124	$11,812	$312	2.6%
End of Period	$12,454	$11,844	$610	5.2%
B2C ARR (Annual recurring revenue*):
Beginning of Period	$6,721,356	$5,363,129	$1,358,227	25.3%
Incremental ARR	(186,159)	67,666	(253,825)	NM
End of Period	$6,535,197	$5,430,795	$1,104,402	20.3%

Total ARR (Annualized recurring revenue):	$21,293,669	$17,618,629	$3,675,040	20.9%

Transaction Customers:
Corporate customers	1,002	1,074	(72)	-6.7%
Academic customers	324	316	8	2.5%
Total customers	1,326	1,390	(64)	-4.6%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The Company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The Company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period. For B2C ARR, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by twelve.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the Company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other (income) expense, foreign currency transaction (gain) loss, provision for income taxes, depreciation and amortization, stock-based compensation, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended September 30,
	2025	2024	Change	% Change
Net Income (loss)	$749,387	$669,004	$80,383	12.0%
Add (deduct):
Other (income) expense	191,053	(68,525)	259,578	NM
Foreign currency translation loss (gain)	(17,256)	(104,240)	86,984	-83.4%
Provision for income taxes	21,231	46,212	(24,981)	-54.1%
Depreciation and amortization	316,066	312,095	3,971	1.3%
Stock-based compensation	212,482	417,989	(205,507)	-49.2%
Adjusted EBITDA	$1,472,963	$1,272,535	$200,428	15.8%

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) is a vertical SaaS and AI Company that simplifies research workflow for academic institutions, life science companies, and research organizations worldwide. As one of the only publisher-independent marketplaces for scientific, technical, and medical (STM) content, the Company uniquely combines AI-powered tools—including an intelligent research assistant and full-text search capabilities—with seamless access to both open access and paywalled research. The platform enables organizations to discover, access, manage and analyze scientific literature more efficiently, accelerating the pace of scientific discovery. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding enhanced product offerings, additional customers, creating long-term value for shareholders and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	June 30,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$11,955,763	$12,227,312
Accounts receivable, net of allowance of $126,398 and $182,324, respectively	6,899,181	7,191,234
Prepaid expenses and other current assets	720,261	580,257
Prepaid royalties	80,438	925
Total current assets	19,655,643	19,999,728

Non-current assets:
Property and equipment, net of accumulated depreciation of $978,832 and $964,883, respectively	68,695	60,769
Intangible assets, net of accumulated amortization of $3,042,399 and $2,736,773, respectively	9,411,321	9,686,241
Goodwill	16,372,979	16,372,979
Deposits and other assets	982	957
Total assets	$45,509,620	$46,120,674

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$7,600,243	$7,443,757
Deferred revenue	9,982,074	10,702,120
Contingent earnout liability, current portion	7,296,225	7,363,152
Total current liabilities	24,878,542	25,509,029

Non-current liabilities:
Contingent earnout liability, long-term portion	5,036,758	6,683,488
Total liabilities	29,915,300	32,192,517

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 32,823,996 and 32,479,993 shares issued and outstanding, respectively	32,824	32,480
Additional paid-in capital	39,975,022	39,059,557
Accumulated deficit	(24,294,306)	(25,043,693)
Accumulated other comprehensive loss	(119,220)	(120,187)
Total stockholders’ equity	15,594,320	13,928,157
Total liabilities and stockholders’ equity	$45,509,620	$46,120,674

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended
	September 30,
	2025	2024
Revenue:
Platforms	$5,120,840	$4,329,645
Transactions	7,191,345	7,714,837
Total revenue	12,312,185	12,044,482

Cost of revenue:
Platforms	610,375	547,167
Transactions	5,476,512	5,731,439
Total cost of revenue	6,086,887	6,278,606
Gross profit	6,225,298	5,765,876

Operating expenses:
Selling, general and administrative	4,947,561	4,807,090
Depreciation and amortization	316,066	312,095
Total operating expenses	5,263,627	5,119,185

Income from operations	961,671	646,691

Other income	126,913	68,525
Change in fair value of contingent earnout liability	(317,966)	—

Income before provision for income taxes	770,618	715,216
Provision for income taxes	(21,231)	(46,212)

Net income	749,387	669,004

Other comprehensive income (loss):
Foreign currency translation	967	(6,168)
Comprehensive income	$750,354	$662,836

Basic income per common share:
Net income per share	$0.02	$0.02
Weighted average common shares outstanding	31,234,875	30,346,871

Diluted income per common share:
Net income per share	$0.02	$0.02
Weighted average common shares outstanding	32,070,121	31,200,917

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	September 30,
	2025	2024
Cash flow from operating activities:
Net income	$749,387	$669,004
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	316,066	312,095
Stock options expense	58,706	28,856
Restricted common stock expense	153,776	389,133
Adjustment to contingent earnout liability	317,966	—
Changes in operating assets and liabilities:
Accounts receivable	292,053	566,194
Prepaid expenses and other current assets	(140,004)	(5,944)
Prepaid royalties	(79,513)	494,713
Accounts payable and accrued expenses	158,728	(618,140)
Deferred revenue	(720,046)	(992,792)
Net cash provided by operating activities	1,107,119	843,119

Cash flow from investing activities:
Purchase of property and equipment	(17,539)	—
Net cash used in investing activities	(17,539)	—

Cash flow from financing activities:
Common stock repurchase	(23,387)	(16,119)
Payment of contingent acquisition consideration - Scite and FIZ	(1,337,857)	—
Net cash used in financing activities	(1,361,244)	(16,119)

Effect of exchange rate changes	115	(2,258)
Net increase (decrease) in cash and cash equivalents	(271,549)	824,742
Cash and cash equivalents, beginning of period	12,227,312	6,100,031
Cash and cash equivalents, end of period	$11,955,763	$6,924,773

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$21,231	$46,212

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$29,117	$33,353
Common stock issued for Scite earnout payment	$726,714	$—

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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